File No. ________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CTI INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	36-2848943
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

22160 North Pepper Road
Barrington, Illinois 60010
(847) 382-1000
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

CTI INDUSTRIES CORPORATION 2007 STOCK INCENTIVE PLAN
(Full title of the Plan)

Stephen M. Merrick
Chief Financial Officer
CTI Industries Corporation
22160 North Pepper Road
Barrington, Illinois 60010
(Name and Address of Agent for Service)

Phone: (847) 382-1000
Fax: (847) 382-1219
(Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Jonathan K. Miller, Esq.
Vanasco Genelly & Miller
33 N. LaSalle Street, Suite 2200
Chicago, Illinois 60602
(312) 786-5100

CALCULATION OF REGISTRATION FEE

Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
150,000(1)	$4.25(2)	$637,500.00	$19.57

(1)	Represents shares of common stock available for issuance pursuant to the CTI Industries Corporation 2007 Stock Incentive Plan.
(2)
Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sales prices of CTI Industries Corporation common stock as reported on the NASDAQ Small Cap Market on August 16, 2007.

PART I

EXPLANATORY NOTE

This Registration Statement covers 150,000 shares of common stock (the “Shares”) issuable pursuant to the 2007 Stock Incentive Plan of CTI Industries Corporation (the “Plan”). The maximum cumulative number of shares issuable under the Plan is 150,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)  The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2006;

(b)  The Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007;

(c)  The Definitive Proxy Statement of the Company dated April 30, 2007, for the Annual Meeting of Shareholders held on June 22, 2007.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8.	Exhibits

4.1	Articles of Incorporation of CTI Industries Corporation

4.2	By-Laws of CTI Industries Corporation

4.3	CTI Industries Corporation 2007 Stock Incentive Plan

5.1	Opinion of Vanasco Genelly & Miller, PC

23.1	Consent of Vanasco Genelly & Miller, PC (included in Exhibit 5.1)

23.2	Consent of Weiser, LLP, Independent Auditors of CTI Industries Corporation

23.3	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Barrington, State of Illinois, on August 21, 2007.

CTI INDUSTRIES CORPORATION

By:  /s/ Howard W. Schwan
Howard W. Schwan, President

By:  /s/ Stephen M. Merrick
Stephen M. Merrick, Executive Vice
President, Chief Financial Officer and Secretary